EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                                (18 U.S.C. 1350)

The undersigned, Robert S. Herlin, President and Chief Executive Officer of Natural Gas Systems, Inc. (the "Company"), certifies in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2005 (the "Report")") pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 14th day of February, 2006.



                                       /s/ ROBERT S. HERLIN
                                       --------------------------------
                                       Robert S. Herlin
                                       Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Natural Gas Systems, Inc. and will be retained by Natural Gas Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certificate is being furnished to the Securities and Exchange Commission as an exhibit to this Form 10-QSB and shall not be considered filed as part of the Form 10-QSB.